PRESS RELEASE
July 29, 2014
5:00 a.m. PDT

QUANTUM AND STARBOARD REACH AGREEMENT ON BOARD OF DIRECTORS COMPOSITION

SAN JOSE, Calif., July 29, 2014 – Quantum Corp. (NYSE: QTM) today announced that it has entered into an agreement with Starboard Value LP and its affiliates (“Starboard”) regarding the membership and composition of Quantum’s board of directors.

Under the agreement, Quantum will renominate Jeffrey Smith, CEO of Starboard, and two other current Starboard-recommended directors – Louis DiNardo, president and CEO of Exar Corp., and Philip Black, former president and CEO of Nexsan Technologies – for election at Quantum’s 2014 Annual Meeting of Stockholders. Quantum will also nominate an additional Starboard-recommended director – Dale Fuller, chairman of AVG Technologies N.V. – for election as a successor to Michael Brown, who, as previously announced, is retiring from the board.

Also as part of the agreement, Starboard – which beneficially owns approximately 17 percent of the outstanding shares of Quantum’s common stock, including shares underlying Quantum’s convertible senior subordinated notes – will vote all of its shares in favor of each of the Quantum board’s nominees at the 2014 Annual Meeting and in accordance with the board’s recommendation with respect to any other proposals being voted on at the Annual Meeting, unless Institutional Shareholder Services Inc. recommends otherwise regarding any such proposal. Starboard will also be subject to certain standstill provisions for a period ending prior to the 2015 Annual Meeting of Stockholders.

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Quantum and Starboard Reach Agreement on Board of Directors Composition
July 29, 2014, 5:00 a.m. PDT – Page 2

If Quantum does not achieve certain agreed upon objectives in its fiscal 2015 business plan, Starboard will have the right to add two additional directors to the board. Alternatively, if Quantum achieves all the agreed upon objectives, the standstill provisions of the agreement will remain in effect for a period ending prior to the 2016 Annual Meeting of Stockholders.

“We are pleased that we were able to come to an agreement with Starboard that we believe serves the best interests of Quantum and all our stockholders,” said Jon Gacek, president and CEO of Quantum. “We look forward to continuing to work with Jeff, Lou and Philip, and to the addition of Dale to our board, as we focus on driving growth and profit by building on our leadership in scale-out storage and data protection.”

“We are pleased to continue our work constructively with Quantum management and the other board members,” said Smith, speaking on behalf of Starboard. “We are confident that this settlement will serve the best interests of Quantum by providing increased accountability while enabling Quantum to deliver value for all stockholders.”

The full text of the settlement agreement between Quantum and Starboard will be filed with the Securities and Exchange Commission as an exhibit to Quantum’s current report on Form 8-K.

About Quantum
Quantum is a leading expert in scale-out storage, archive and data protection, providing solutions for capturing, sharing and preserving digital assets over the entire data lifecycle. From small businesses to major enterprises, more than 100,000 customers have trusted Quantum to address their most demanding data workflow challenges. With Quantum, customers can Be Certain™ they have the end-to-end storage foundation to maximize the value of their data by making it accessible whenever and wherever needed, retaining it indefinitely and reducing total cost and complexity. See how at www.quantum.com/customerstories.

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Quantum and Starboard Reach Agreement on Board of Directors Composition
July 29, 2014, 5:00 a.m. PDT – Page 3

About Starboard Value LP
Starboard Value is a New York-based investment adviser with a focused and differentiated fundamental approach to investing in publicly traded U.S. small cap companies. The investment team has a successful track record of generating significant alpha for investors using their expertise in shareholder activism.

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Quantum, the Quantum logo and Be Certain are either registered trademarks or trademarks of Quantum Corporation and its affiliates in the United States and/or other countries. All other trademarks are the property of their respective owners.

“Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, our statements regarding the settlement agreement announced today, its benefits and the expected actions arising therefrom are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements in this press release are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 6, 2014. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:
Brad Cohen
Public Relations
Quantum Corp.
(408) 944-4044
brad.cohen@quantum.com

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